UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2001

PONTOTOC PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction a of incorporation)	0-21313 (Commission File Number)	84-1349552 (IRS Employer Identification No.)

100 East 13th, Ada, Oklahoma (Address of principal executive offices)		74820 (Zip Code)

(580) 436-6100
(Registrant's telephone number, including area code)

Item 1.     Changes in Control of Registrant.

        Pontotoc Production, Inc., a Nevada corporation ("Pontotoc"), entered into an Agreement and Plan of Merger, dated as of January 19, 2001 and amended as of June 7, 2001 (the "Merger Agreement"), with Ascent Energy Inc., a Delaware corporation ("Ascent"), and Pontotoc Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Ascent ("Purchaser"), providing for the acquisition by Ascent, through Purchaser, of all of the outstanding common stock of Pontotoc.

        Pursuant to the Merger Agreement, Ascent acquired shares of Pontotoc common stock by means of an exchange offer, conducted through Purchaser, which will be followed by the merger of Purchaser with Pontotoc (the "Merger"). Ascent, through Purchaser, offered to exchange $9.00 in cash and one share of Ascent's 8% Series B Convertible Preferred Stock for each outstanding share of Pontotoc's common stock (the "Offer").

        The Offer expired at 5:00 p.m. (New York City time) on July 30, 2001. In the Offer, approximately 4,856,659 shares (including approximately 124,550 shares tendered pursuant to notices of guaranteed delivery), or approximately 91.2%, of Pontotoc's outstanding common stock were validly tendered and not withdrawn. On July 31, 2001, Ascent and Purchaser accepted for purchase and payment all shares of Pontotoc common stock tendered in the Offer and not withdrawn.

        The aggregate purchase price for the shares of Pontotoc common stock tendered pursuant to the Offer (assuming the tender of all shares tendered pursuant to notices of guaranteed delivery) will be approximately $43,700,000 in cash and 4,856,659 shares of Ascent's 8% Series B Convertible Preferred Stock. Ascent has obtained the funds necessary to finance the Offer and the Merger, pay related costs and expenses, and refinance the existing indebtedness of Pontotoc from the following sources: i) a loan agreement with Fortis Capital Corp. pursuant to which Ascent has borrowed $30,000,000; ii) the sale of its 8% Series A Redeemable Preferred Stock and warrants to purchase its common stock; and (iii) existing internal cash resources.

        Pursuant to the Merger Agreement, Pontotoc, Ascent, and Purchaser expect to complete the Merger through a short-form merger under Nevada law. At the effective time of the Merger, each outstanding share of Pontotoc common stock, other than the shares owned by Purchaser, will be converted into the right to receive the same consideration paid in the Offer.

        The Merger Agreement required Pontotoc to elect three directors, designated by Ascent, to its board of directors. Accordingly, on July 31, 2001, James Robson, Sr., Brian K. Gourley, Timothy A. Jurek, and Lyle R. Phillips resigned as directors, and Jeffrey Clarke, Daniel O. Conwill, IV, and Nicholas W. Tell, Jr. were elected to Pontotoc's board of directors.

Item 7.     Financial Statements and Exhibits.
(c)	Exhibits.

	2	Agreement and Plan of Merger, dated as of January 19, 2001, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 7, 2001, by and among Pontotoc, Ascent, and Purchaser (filed with the Commission as Annex A-I and Annex A-II to Ascent's Prospectus dated June 29, 2001 and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PONTOTOC PRODUCTION, INC.

By: /s/ Jeffrey Clarke
Jeffrey Clarke President

Dated: August 1, 2001